Exhibit 35.1
 ALLY FINANCIAL INC.
200 Renaissance Center
Detroit, Michigan 48265

As of December 31, 2015

Wells Fargo Bank, National Association	U.S. Bank National Association
As Indenture Trustee	300 Delaware Avenue, 9th Floor
Attn: Marianna C. Stershic	Wilmington, Delaware 19801
Sixth Street and Marquette Avenue
MAC N9311-161
Minneapolis, MN 55479

Copy To:
Ally Wholesale Enterprises LLC	Ally Financial Inc.
Attn: Vice President	As Administrator
200 Renaissance Center, 10th Floor	Attn: Vice President
Detroit, Michigan 48265	200 Renaissance Center, 10th Floor
Detroit, Michigan 48265

Re:	Ally Master Owner Trust
Annual Statement as to Compliance

Ladies and Gentlemen:

Reference is made to Section 4.1 of the Trust Sale and Servicing Agreement (the “Trust Sale and Servicing Agreement”) dated as of February 12, 2010 between Ally Financial Inc., as Servicer and Custodian (the “Servicer”), Ally Wholesale Enterprises LLC, as Depositor, and Ally Master Owner Trust, as Issuing Entity and Ally Bank as Seller under the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”).  Annex A outlines the individual series of Ally Master Owner Trust.

The undersigned does hereby certify that:

a.
A review of the activities of the Servicer as of and for the year ended December 31, 2015, and of its performance under the Trust Sale and Servicing Agreement and under the Pooling and Servicing Agreement has been under his supervision, and

b.	To the best of his knowledge, based on such review, the Servicer has fulfilled all of its obligations under such agreements in all material respects throughout such period.

Very truly yours,

/s/ David J. DeBrunner
David J. DeBrunner
Vice President, Controller and Chief Accounting Officer
Ally Financial Inc.

ANNEX A

Ally Master Owner Trust 2012-4
Ally Master Owner Trust 2012-5
Ally Master Owner Trust 2013-1
Ally Master Owner Trust 2013-2
Ally Master Owner Trust 2013-3
Ally Master Owner Trust 2014-1
Ally Master Owner Trust 2014-2
Ally Master Owner Trust 2014-3
Ally Master Owner Trust 2014-4
Ally Master Owner Trust 2014-5
Ally Master Owner Trust 2015-1
Ally Master Owner Trust 2015-2
Ally Master Owner Trust 2015-3